Exhibit 10.26

Summary of Family Dollar Stores, Inc. Executive Life Plan

                The Company’s named executive officers receive increased coverage amounts under the Company’s life and accidental death and dismemberment policy generally available to all Company employees.   A copy of the policy is attached hereto.

[Jefferson Pilot Financial Logo]	Jefferson Pilot Financial Insurance Company
8801 Indian Hills Drive, Omaha NE 68114- 4066
	(402) 361-7300	A Stock Company

CERTIFIES THAT Group Policy No	GL 000010006033	has been issued to
Family Dollar Stores, Inc.
(The Group Policyholder)

The Issue Date of the Policy is January 1, 2003.  This certificate supercedes and replaces any previously issued certificate with an effective date of January 1, 2003.

The insurance is effective only if the Associate is eligible for insurance and becomes and remains insured as provided in the Group Policy.

Certificate of Insurance

{INSURED}
{Schedule of Insurance}
{Coverage}	{Insurance Amount}
{BENEFIT_1}
{BENEFIT_2}
{BENEFIT_3}
{BENEFIT_4}
{BENEFIT_5}
{BENEFIT_6}
{BENEFIT_7}
{BENEFIT_8}
{BENEFIT_9}
{BENEFIT_10}

You are entitled to the benefits described in this Certificate if you are eligible for insurance under the provisions of the Policy.  This Certificate replaces any other certificates for the benefits described inside.  As a Certificate of Insurance, it is not a contract of insurance; it only summarizes the provisions of the Policy and is subject to the Policy’s terms.

ACCELERATED BENEFITS PAID UNDER THIS POLICY OR ATTACHED RIDER MAY BE TAXABLE.  IF SO, THE INSURED PERSON OR INSURED PERSON’S BENEFICIARY MAY INCUR A TAX OBLIGATION.  AS WITH ALL TAX MATTERS, THE INSURED PERSON SHOULD CONSULT A PROFESSIONAL TAX ADVISOR TO ASSESS THE EFFECT OF THIS BENEFIT.  ACCELERATED BENEFITS PROVIDED BY A RIDER ARE NOT PAYABLE IF THE POLICY TO WHICH IT IS ATTACHED IS NOT IN EFFECT.

IMPORTANT CANCELLATION INFORMATION - PLEASE READ THE PROVISION ENTITLED ‘TERMINATION OF COVERAGE’, FOUND ON FORM ‘2 93’.

Chief Executive Officer

Family Dollar Stores, Inc.

000010006033

SCHEDULE OF INSURANCE

Corporate Executive

Corporate Director

Chief Pilot

Assistant General Counsel

Corporate Exempt

Corporate Non-exempt

Distribution Center Executive (RVP Only)

Distribution Center Manager

Distribution Center Exempt (non-managerial, includes Supervisor and Area Managers)

Distribution Center Non-Exempt

District Manager (Stores)

Store Manager

Store Manager — Trainee, Assistant Store Manager

Clerks, New-Remodel Staff

WAITING PERIOD:
Corporate Executive:	None
Corporate Director:	None
Chief Pilot:	None
Assistant General Counsel:	None
Distribution Center Executive (RVP Only):	None
District Manager (Stores):	None

Corporate Exempt:	One Month
Corporate Non-exempt:	One Month
Distribution Center Manager:	One Month
Distribution Center Exempt (non-managerial, includes Supervisor and Area Managers):	One Month
Distribution Center Non-Exempt:	One Month

Store Manager:	Six Months
Store Manager — Trainee, Assistant Store Manager:	Six Months
Clerks, New-Remodel Staff:	Six Months

MINIMUM HOURS: 30 hours per week

LIFE AND AD&D INSURANCE

	Amount of Personal Life Insurance	AD&D Insurance Principal Sum

Executives	Two times Basic Annual Earnings, rounded to the next higher $1,000; subject to a minimum of $50,000 and a maximum of $1,000,000	Two times Basic Annual Earnings, rounded to the next higher $1,000; subject to a minimum of $50,000 and a maximum of $75,000

Distribution Center Managers, Corporate Directors, Chief Pilot, Assistant General Counsel, Corporate Exempt, District Manager (Stores)	One and one-half times Basic Annual Earnings, rounded to the next higher $1,000; subject to a minimum of $20,000 and a maximum of $300,000	One and one-half times Basic Annual Earnings, rounded to the next higher $1,000; subject to a minimum of $20,000 and a maximum of $75,000

Distribution Center Exempt, Store Managers	One times Basic Annual Earnings, rounded to the next higher $1,000; subject to a minimum of $10,000 and a maximum of $240,000	One times Basic Annual Earnings, rounded to the next higher $1,000; subject to a minimum of $10,000 and a maximum of $75,000

Distribution Center and Corporate Non-Exempt, Store Manager-Trainee, Assistant Store Manager	$5,000	$5,000

Store Clerks, New-Remodel Staff	$4,000	$4,000

Personal Life and AD&D Insurance will be reduced as follows:

-                    At age 65, benefits will reduce by 35% of the original amount;

-                    At age 70, benefits will reduce an additional 15% of the original amount.

Benefits will terminate when your employment terminates.

If you first enroll for Personal Life and AD&D Insurance at age 65 or older, the above age reductions will apply to:

-                    Any Guarantee Issue Amount available without evidence of insurability; and

-                    The maximum amount of insurance for which you are eligible.

Basic Annual Earnings means your annual base salary or annualized hourly pay from the Employer before taxes on the determination date.  The determination date is the last day worked just prior to the loss.

It also includes:

1.                           commissions averaged over the 12 months just prior to the determination date or over the actual period of employment with the Employer just prior to that date, if shorter.  It does not include bonuses, overtime pay, or any other extra compensation.  It does not include income from a source other than the Employer.  It will not exceed the amount shown in the Employer’s financial records or the amount for which premium has been paid, whichever is less.

Any reference to Employee or Full-Time Employee refers to an Associate of the Group Policyholder.

AMOUNT OF INSURANCE

The amount of your insurance is determined by the Schedule of Insurance in the Policy.  The initial amount of coverage is the amount which applies to your class on the day your coverage takes effect.  You may become eligible for increases in the amount of insurance in accord with the Schedule of Insurance.  Any such increase will take effect on the latest of:

(1)                      the date on which you become eligible for the increase; provided you are Actively at Work on that day;

(2)                      the day you resume Active Work, if you are not Actively at Work on the day the increase would otherwise take effect; or

(3)                      the day any required evidence of insurability is approved by the Company.

Any decrease will take effect on the day of the change; whether or not you are Actively at Work.

DEFINITIONS

ACTIVE WORK or ACTIVELY AT WORK means an employee’s full-time performance of all customary duties of his or her occupation at:

(1)                      the EMPLOYER’S place of business; or

(2)                      any other business location where the employee is required to travel.

Unless disabled on the prior workday or on the day of absence, an employee will be considered Actively at Work on the following days:

(1)                      a Saturday, Sunday or holiday which is not a scheduled workday;

(2)                      a paid vacation day, or other scheduled or unscheduled non-workday; or

(3)                      an excused or emergency leave of absence (except a medical leave).

COMPANY means Jefferson Pilot Financial Insurance Company, a Nebraska corporation, whose Home Office address is 8801 Indian Hills Drive, Omaha, Nebraska 68114-4066.

DAY or DATE means at 12:01 A.M., Standard Time, at the Group Policyholder’s place of business; when used with regard to eligibility dates and effective dates.  It means 12:00 midnight, Standard Time, at the same place; when used with regard to termination dates.

EMPLOYER means the Group Policyholder or the Participating Employer named on the Face Page.

FULL-TIME EMPLOYEE means an Associate of the EMPLOYER:

(1)                      whose employment with the EMPLOYER is the employee’s principal occupation;

(2)                      who is not a temporary or seasonal employee; and

(3)                      who is regularly scheduled to work at such occupation at least the number of hours as shown in the Schedule of Insurance.

INSURANCE MONTH means:

(1)                      that period of time beginning on the Issue Date of the Policy and extending for one month; and

(2)                      each subsequent month beginning on the same day after that.

PERSONAL INSURANCE means the insurance provided by the Policy on Insured Persons.

PHYSICIAN means a licensed practitioner of the healing arts other than the Insured Person or a relative of the Insured Person.

POLICY means the Group Insurance Policy issued by the Company to the Group Policyholder.  A copy of the Policy may be examined upon request at the Home Office of the Group Policyholder.

ELIGIBILITY

If you are a Full-Time Employee and a member of an employee class shown in the Schedule of Insurance; then you will become eligible for the coverage provided by the Policy on the later of:

(1)                      the Policy’s date of issue; or

(2)                      the day you complete the Waiting Period.

WAITING PERIOD.  (See Schedule of Insurance).

EFFECTIVE DATES OF COVERAGES

Your insurance is effective on the latest of:

(1)                      the day you enroll after becoming eligible for the coverage;

(2)                      the day you resume Active Work, if you are not Actively at Work on the day you become eligible;

(3)                      the day you make written application for coverage; and sign:

(a)                       a payroll deduction order, if you pay any part of the premium; or

(b)                      an order to pay premiums from your Section 125 Plan account, if Employer contributions are paid through a Section 125 Plan; or

(4)                      the day the Company approves your coverage, if evidence of insurability is required.

Evidence of insurability is required if:

(1)                      you apply for coverage more than 31 days after you become eligible; or

(2)                      you make written application to re-enroll for coverage after you have requested:

(a)                       to cancel your coverage;

(b)                      to stop payroll deductions for the coverage.

EXCEPTION.  If your coverage terminates due to an approved leave of absence or a military leave, any Waiting Period or evidence of insurability requirement will be waived upon your return; provided:

(1)                      you return within six months after the leave begins;

(2)                      you apply or are enrolled within 31 days after resuming Active Work; and

(3)                      the reinstated amount of insurance does not exceed the amount which terminated.

TERMINATION OF COVERAGE

Your coverage terminates on the earliest of:

(1)                      the day the Policy terminates;

(2)                      the first day of the pay period in which you request termination;

(3)                      the last day of the pay period for which the premium for your insurance has been paid;

(4)                      the day you cease to be a member of an employee class shown in the Schedule of Insurance;

(5)                      with respect to any particular insurance benefit, the day the part of the Policy providing that benefit terminates;

(6)                      the day your employment with the Employer terminates; or

(7)                      the day you enter the armed services of any state or country on active duty; except for duty of 30 days or less for training in the Reserves or National Guard.  (If you send proof of military service, the Company will refund any unearned premium to the Group Policyholder.)

Ceasing Active Work terminates your eligibility.  However, it may be possible to continue all or part of your insurance during a temporary layoff, leave of absence or military leave; or while you are unable to work due to sickness or injury.  The conditions concerning such a continuance may be found in the Policy.  See your Employer for this information.

DEATH BENEFIT

Upon receipt of satisfactory proof of your death, the Company will pay a death benefit equal to the amount of Personal Life Insurance in effect on the date of your death.  The benefit will be paid in accord with the Beneficiary section.  Arrangements may be made to have this death benefit paid in installments.

BENEFICIARY

Your Beneficiary is the person or persons named on your enrollment card.  The Beneficiary may be changed in accord with the terms of the Policy.  If you have not named a Beneficiary, or if no named Beneficiary is living when you die; then the death benefit will be paid to your:

(1)                      surviving spouse; or, if none

(2)                      surviving child or children in equal shares; or, if none

(3)                      surviving parent or parents in equal shares; or, if none

(4)                      surviving brothers and sisters in equal shares; or, if none

(5)                      estate, or in accord with the Facility of Payment section of the Policy.

CHANGING THE BENEFICIARY.  Only you, or your assignee, may change the Beneficiary.  A new Beneficiary may be named by filing a written notice of the change with the Group Policy Holder at its Home Office.  The change will be effective as of the date it was signed; subject to any action the Company takes before receiving notice of the change.

When applying for a conversion policy under the Conversion Privilege Section, you must name a Beneficiary.  The Beneficiary named for the conversion policy may be someone other than the person named under the Policy.  In that event, the application for the conversion policy will be treated as a written notice of change of Beneficiary.

EXTENSION OF DEATH BENEFIT IF YOU BECOME TOTALLY DISABLED

Your life insurance will be continued, without payment of premiums, if:

(1)                      you become Totally Disabled while insured and before reaching age 60;

(2)                      you remain Totally Disabled for at least 6 months in a row; and

(3)                      you submit satisfactory proof within the 7th through 12th months of disability; or:

(a)                      as soon as reasonably possible after that; but

(b)                     not later than the 24th month of disability, unless you were legally incapacitated.

PREMIUM PAYMENT.  Premium payments must continue until you are approved for this benefit, or the Policy terminates, if earlier.  Upon receipt of satisfactory proof, the Company will refund up to 12 months’ premium paid for your life insurance, from your 1st day of Total Disability.

DEFINITION.  For this benefit, Total Disability or Totally Disabled means you:

(1)                      are unable, due to sickness or injury, to engage in any employment or occupation for which you are or become qualified by reason of education, training, or experience; and

(2)                      are not engaging in any gainful employment or occupation.

AMOUNT CONTINUED.  The amount of Personal Life Insurance and any Dependent Life Insurance continued will be subject to the reductions and terminations in effect under the Policy on the day your Total Disability begins.  Any Accidental Death and Dismemberment Benefit will not be continued.

ADDITIONAL PROOF.  From time to time, you must submit proof that your Total Disability is continuing.  Proof will be at your expense; unless the Company requests to have you examined by a Physician of its choice.  If you die after submitting proof, further proof must be submitted to the Company showing that you remained continuously and Totally Disabled until death.  If you die within 12 months after Total Disability begins, but before submitting proof; then your death benefit will still be paid under the terms of the Policy.  But the Company must first receive satisfactory proof of your continuous Total Disability, from your last day of Active Work until your date of death.

TERMINATION.  Any life insurance continued under this section will terminate automatically on:

(1)                      the day you cease to be Totally Disabled;

(2)                      the day you fail to take a required medical examination;

(3)                      the 60th day after the Company mails a request for additional proof, if it is not given;

(4)                      the effective date of your individual conversion policy, with respect to any amount of life insurance converted in accord with the Conversion Privilege section;

(5)                      the day you reach age 70; or

(6)                      the day you have been Totally Disabled for twelve months (whichever occurs first).

If your Total Disability ends, and you do not return to a class eligible for Policy coverage; then you may exercise the Conversion Privilege.  If your Total Disability ends, and you do return to an eligible class; then your Policy coverage will resume when premium payments are resumed, and any conversion policy is surrendered as provided in the Policy.

ACCELERATED DEATH BENEFIT

BENEFIT.  The Accelerated Death Benefit is an advance payment of part of your Personal Life Insurance.  It may be paid to you, in a lump sum, once during your lifetime.

To qualify, you must:

(1)                      have satisfied the Active Work requirement under the Policy;

(2)                      have been insured under the Policy:

(a)                      on the date of an injury which results in a Terminal condition; or

(b)                     for 30 days before being diagnosed Terminal as a result of sickness; and

(3)                      have at least $2,000 of Personal Life Insurance under the Policy on the day before the Accelerated Death Benefit is paid.

Receiving the Accelerated Death Benefit will reduce the Remaining Life Insurance and the Death Benefit payable at death, as shown on the next page.

“Claimant,” as used in this section, means the Terminal Insured Person for whom the Accelerated Death Benefit is requested.

“Terminal” means you have a medical condition which is expected to result in death within 12 months, despite appropriate medical treatment.

APPLYING FOR THE BENEFIT.  To withdraw the Accelerated Death Benefit, you (or your legal representative) must send the Company:

(1)                      written election of the Accelerated Death Benefit, on forms supplied by the Company; and

(2)                      satisfactory proof that the Claimant is Terminal, including a Physician’s written statement.

The Company reserves the right to decide whether such proof is satisfactory.

Before paying an Accelerated Death Benefit, the Company must also receive the written consent of any irrevocable beneficiary, assignee or bankruptcy court with an interest in the benefit.  (See Limitations 3, 4, and 5.)

NOTE:  THIS IS NOT A LONG-TERM CARE POLICY.  RECEIVING THIS ACCELERATED DEATH BENEFIT WILL REDUCE THE BENEFIT PAYABLE AT DEATH.  ANY AMOUNT WITHDRAWN MAY BE TAXABLE INCOME, SO YOU SHOULD CONSULT A TAX ADVISOR BEFORE APPLYING FOR THIS BENEFIT.

AMOUNT OF THE BENEFIT.  You may elect to withdraw an Accelerated Death Benefit in any $1,000 increment; subject to:

(1)                      a minimum of $1,000 or 10% of the Claimant’s amount of Life Insurance (whichever is greater); and

(2)                      a maximum of $250,000 or 75% of the Claimant’s amount of Life Insurance (whichever is less).

To determine the Accelerated Death Benefit, the Company will use the lesser of A or B below:

A.                       the Claimant’s amount of Life Insurance which is in force on the day before the Accelerated Death Benefit is paid; or

B.                         the Claimant’s amount of Life Insurance which would be in force 12 months after that date; if the coverage is scheduled to reduce, due to age, within 12 months after the Accelerated Death Benefit is paid.

ADMINISTRATIVE CHARGE:  NONE

WITHDRAWAL FEE:  NONE

EFFECT ON AMOUNT OF LIFE INSURANCE.  “Remaining Life Insurance” means the amount of Life Insurance which remains in force on the Claimant’s life after an Accelerated Death Benefit is paid.  The Remaining Life Insurance will equal:

(1)                      the Claimant’s amount of Life Insurance which was used to determine the Accelerated Death Benefit (A or B above); minus

(2)                      any percentage by which the Claimant’s coverage is scheduled to reduce, due to age; if the reduction occurs more than 12 months after the Accelerated Death Benefit is paid, and while he or she is still living; minus

(3)                      the amount of the Accelerated Death Benefit withdrawn.

PREMIUM:  There is no additional charge for this benefit.  Continuation of the Remaining Life Insurance will be subject to timely payment of the premium for the reduced amount; unless you qualify for waiver of premium under the Policy’s Extension of Death Benefit provision, if included.

CONDITIONS.  If the Claimant exercises the Conversion Privilege after an Accelerated Death Benefit is paid, the amount of the conversion policy will not exceed the amount of his or her Remaining Life Insurance.  If the Claimant has Accidental Death and Dismemberment benefits under the Policy, the Principal Sum will not be affected by the payment of an Accelerated Death Benefit.

EFFECT ON DEATH BENEFIT.  When the Claimant dies after an Accelerated Death Benefit is paid, the amount of Remaining Life Insurance in force on the date of death will be paid as a Death Benefit.  Your Death Benefit will be paid in accord with the Beneficiary section of the Policy.  If the Claimant dies after application for an Accelerated Death Benefit has been made, but before the Company has made payment; then the request will be void and no Accelerated Death Benefit will be paid.  The amount of Life Insurance in force on the date of death will be paid in accord with Policy provisions.

EFFECT ON TAXES AND GOVERNMENT BENEFITS.  Any Accelerated Death Benefit amount withdrawn may be taxable income to you.  Receipt of the Accelerated Death Benefit may also affect the Claimant’s eligibility for Medicaid, Supplemental Security Income and other government benefits.  The Claimant should consult his or her own tax and legal advisor before applying for an Accelerated Death Benefit.  The Company is not responsible for any tax owed or government benefit denied, as a result of the Accelerated Death Benefit payment.

LIMITATIONS.  No Accelerated Death Benefit will be paid:

(1)                      if any required premium is due and unpaid;

(2)                      on any conversion policy purchased in accord with the Conversion Privilege;

(3)                      without the written approval of the bankruptcy court, if you have filed for bankruptcy;

(4)                      without the written consent of the beneficiary, if you have named an irrevocable beneficiary;

(5)                      without the written consent of the assignee, if you have assigned your rights under the Policy;

(6)                      if any part of the Life Insurance must be paid to your child, spouse or former spouse; pursuant to a legal separation agreement, divorce decree, child support order or other court order;

(7)                      if the Claimant is Terminal due to a suicide attempt, while sane or insane; or due to an intentionally self-inflicted injury;

(8)                      if a government agency requires you or the Claimant to use the Accelerated Death Benefit to apply for, receive or continue a government benefit or entitlement; or

(9)                      if an Accelerated Death Benefit has been previously paid for the Claimant under the Policy.

CONVERSION PRIVILEGE

If your insurance or insurance on a Dependent terminates for any reason except:

(1)                      termination or amendment of the Policy; or

(2)                      your request for:

(a)                      termination of insurance; or

(b)                     cancellation of your payroll deduction,

an individual life policy, known as a conversion policy, may be purchased without evidence of insurability.

To purchase a conversion policy, application and payment of the first premium must be made within 31 days after the life insurance is terminated.

The conversion policy will:

(1)                      be in an amount not to exceed the amount of life insurance which was terminated;

(2)                      be on any form (except term) then issued by the Company at the age and amount for which application is made;

(3)                      be issued at the person’s age at nearest birthday;

(4)                      be issued without disability or other supplemental benefits; and

(5)                      require premiums based on the class of risk to which the person then belongs.

A conversion policy also may be purchased if:

(1)                      all or part of your insurance or insurance on a Dependent terminates due to amendment or termination of the Policy; and

(2)                      the person applying for the conversion policy has been covered continuously under the Policy for at least 5 years.

The amount of the conversion policy may not exceed the lesser of:

(1)                      $10,000; or

(2)                      the amount of life insurance which terminates, less the amount of any group life insurance for which the person becomes eligible within 31 days after the termination.

The conversion policy will take effect on the later of:

(1)                      its date of issue; or

(2)                      31 days after the date the insurance terminated.

If death occurs during the 31 day conversion period, the Company will pay the life insurance which could have been converted even if no one applied for the conversion policy.

When your insurance terminates, written notice of your right to convert will be given to you.

No death benefit will be payable under the Policy after the 31 day conversion period has expired even though the right to convert may be extended.

ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

DEATH OR DISMEMBERMENT BENEFIT FOR AN INSURED PERSON.  The Company will pay the benefit listed below, if:

(1)                      you sustain an accidental bodily injury while insured under this provision; and

(2)                      that injury directly causes one of the following losses within 365 days after the date of the accident.

The loss must result directly from the injury and from no other causes.

LOSS	BENEFIT FOR COMMON CARRIER ACCIDENT	BENEFIT FOR OTHER COVERED ACCIDENT
Loss of Life	2 Times Principal Sum	Principal Sum
Loss of One Member (Hand, Foot or Eye)	Principal Sum	1/2 Principal Sum
Loss of Two or More Members	2 Times Principal Sum	Principal Sum

The Principal Sum for your class is shown in the Schedule of Insurance.

MAXIMUM PER PERSON.  If you sustain more than one loss resulting from the same accident, the benefit:

(1)                      will be the one largest amount listed;

(2)                      will not exceed two times the Principal Sum for all of your combined losses resulting from a Common Carrier Accident; and

(3)                      will not exceed the Principal Sum for all of your combined losses resulting from any other covered accident.

TO WHOM PAYABLE.  Benefits for your loss of life will be paid in accord with the Beneficiary section.  All other benefits will be paid to you.

LIMITATIONS.  Benefits are not payable for any loss to which a contributing cause is:

(1)                      intentional self-inflicted injury or self-destruction;

(2)                      disease, bodily or mental infirmity, or medical or surgical treatment of these; except for:

(a)                      a bacterial infection resulting from an accidental cut or wound;

(b)                     the accidental ingestion of a poisonous food substance;

(3)                      participation in a riot;

(4)                      duty as a member of any military, naval or air force;

(5)                      war or any act of war, declared or undeclared;

(6)                      participation in the commission of a felony;

(7)                      voluntary use of drugs; except when prescribed by a Physician;

(8)                      voluntary inhalation of gas, including carbon monoxide;

(9)                      travel or flight in any aircraft, including balloons and gliders; except as a fare paying passenger on a regularly scheduled flight; or

(10)                driving a vehicle while intoxicated.

DEFINITIONS.

“Beneficiary” means the person(s) named on your enrollment form.  You may change the Beneficiary by filing a written notice of the change with the Company at its Home Office.

“Common Carrier Accident” means a covered accidental bodily injury, which is sustained while riding as a fare paying passenger (not a pilot, operator or crew member) in or on, boarding or getting off from a Common Carrier

“Common Carrier” means any land, air or water conveyance operated under a license to transport passengers for hire.

“Intoxicated” shall be defined by the jurisdiction where the accident occurs.  The exclusion will apply whether or not the driver is convicted.

“Loss of a Member” includes the following:

(1)                      “Loss of Hand or Foot,” means complete severance through or above the wrist or ankle joint.

(2)                      “Loss of an Eye,” means total and irrevocable loss of sight in that eye.

SAFE DRIVER BENEFIT

BENEFIT.  If you die as a direct result of a covered auto accident, for which Accidental Death and Dismemberment Benefits are payable; then:

(1)                      an additional Seat Belt Benefit will be payable, if you were wearing a properly fastened seat belt at the time of the accident; and

(2)                      an additional Air Bag Benefit will be payable, if the auto was equipped with air bag(s).

The Seat Belt Benefit equals $10,000 or 10% of the Principal Sum, whichever is less; and the Air Bag Benefit equals $10,000 or 10% of the Principal Sum, whichever is less.  The Seat Belt Benefit and the Air Bag Benefit will not be less than $1,000.  The Principal Sum is the amount payable because of the Insured Person’s accidental death.

A copy of the police report must be submitted with the claim.  The position of the seat belt or presence of an air bag must be certified by:

(1)                      the official accident report; or

(2)                      the coroner, traffic officer or other investigating officer.

Upon receipt of satisfactory written proof, the additional benefit will be paid in accord with the Beneficiary section.

DEFINITIONS.  As used in this provision:

“Auto” means a 4-wheel passenger car, station wagon, jeep, pick-up truck or van-type car.  It must be licensed for use on public highways.  It includes a car owned or leased by the Employer.

“Intoxicated,” “Impaired,” or “Under the Influence of Drugs” shall be defined as by the jurisdiction where the accident occurs.

“Seat Belt” means a properly installed:

(1)                      seat belt or lap and shoulder restraint; or

(2)                      other restraint approved by the National Highway Traffic Safety Administration.

LIMITATIONS.  Safe Driver Benefits will not be paid if:

(1)                      the Accidental Death and Dismemberment Benefit is not paid under the Policy for your death; or

(2)                      at the time of the accident, you or any other person who was driving the auto in which you were traveling:

(a)                      was driving without a valid drivers’ license;

(b)                     was driving in excess of the legal speed limit; or

(c)                      was driving while intoxicated, impaired, or under the influence of drugs (except for drugs taken as prescribed by a Physician for the driver’s use).

The above limitations will apply, whether or not the driver is convicted.

CLAIMS PROCEDURES

FOR LIFE OR ACCIDENTAL DEATH AND DISMEMBERMENT BENEFITS

NOTE:  The Policy may include an Extension of Death Benefit, an Accelerated Death Benefit or a Living Benefit.  If so, please refer to that section for special claim procedures.

NOTICE AND PROOF OF CLAIM

Notice of Claim.  Written notice of an accidental death or dismemberment claim must be given within 20 days after the loss occurs;  or as soon as reasonably possible after that.*  The notice must be sent to the Company’s Home Office.  It should include:

(1)                      your name and address; and

(2)                      the number of the Policy.

Claim Forms.  When notice of claim is received, the Company will send claim forms for filing the required proof.  If the Company does not send the forms within 15 days; then you or your Beneficiary (the claimant) may send the Company written proof of claim in a letter.  It should state the nature, date and cause of the loss.

Proof of Claim.  The Company must be given written proof of claim within 180 days after the date of the loss; or as soon as reasonably possible after that.*  Proof of claim must be provided at the claimant’s own expense.  It must show the nature, date and cause of the loss.  In addition to the information requested on the claim form, documentation must include:

(1)                      A certified copy of the death certificate, for proof of death.

(2)                      A copy of any police report, for proof of accidental death or dismemberment.

(3)                      A signed authorization for the Company to obtain more information.

(4)                      Any other items the Company may reasonably require in support of the claim.

* Exception:  Failure to give notice or furnish proof of claim within the required time period will not invalidate or reduce the claim; if it is shown that it was done:

(1)                      as soon as reasonably possible; and

(2)                      in no event more than one year after it was required.

These time limits will not apply while the claimant lacks legal capacity.

EXAM OR AUTOPSY.  At anytime while a claim is pending, the Company may have you examined:

(1)                      by a Physician of the Company’s choice;

(2)                      as often as reasonably required.

If you fail to cooperate with an examiner or fail to take an exam, without good cause; then the Company may deny benefits, until the exam is completed.  In case of death, the Company may also have an autopsy done, where it is not forbidden by law.  Any such exam or autopsy will be at the Company’s expense.

TIME OF PAYMENT OF CLAIMS.  Any benefits payable under the Policy will be paid immediately after the Company receives complete proof of claim and confirms liability.

TO WHOM PAYABLE

Death.  Any benefits payable for your death will be paid in accord with the Beneficiary, Facility of Payment and Settlement Options sections of the Policy.  If the Policy includes Dependent Life Insurance; then any benefits payable for an insured Dependent’s death will be paid to:

(1)                      you, if you survive that Dependent; or

(2)                      your Beneficiary, or in accord with the Facility of Payment section; if you do not survive that Dependent.

Dismemberment.  If the Policy includes Accidental Death and Dismemberment Benefits; then any benefit, other than your death benefit, will be paid to you.

NOTICE OF CLAIM DECISION.  The Company will send the claimant a written notice of its claim decision.  If the Company denies any part of the claim; then the written notice will explain:

(1)                      the reason for the denial, under the terms of the Policy and any internal guidelines;

(2)                      how the claimant may request a review of the Company’s decision; and

(3)                      whether more information is needed to support the claim.

The Company will send this notice within 15 days after resolving the claim.  If reasonably possible, the Company will send it within:

(1)                      90 days after receiving the first proof of a death or dismemberment claim; or

(2)                      45 days after receiving the first proof of a claim for any Extension of Death Benefit, Living Benefit or Accelerated Death Benefit available under the Policy.

Delay Notice.  If the Company needs more than 15 days to process a claim, in a special case; then an extension will be permitted.  If needed, the Company will send the claimant a written delay notice:

(1)                      by the 15th day after receiving the first proof of claim; and

(2)                      every 30 days after that, until the claim is resolved.

The notice will explain the special circumstances which require the delay, and when a decision can be expected.  In any event, the Company must send written notice of its decision within:

(1)                      180 days after receiving the first proof of a death or dismemberment claim; or

(2)                      105 days after receiving the first proof of a claim for any Extension of Death Benefit, Living Benefit or Accelerated Death Benefit available under the Policy.

If the Company fails to do so; then there is a right to an immediate review, as if the claim was denied.

Exception:  If the Company needs more information from the claimant to process a claim; then it must be supplied within 45 days after the Company requests it.  The resulting delay will not count towards the above time limits for claim processing.

REVIEW PROCEDURE. The claimant may request a claim review, within:

(1)                      60 days after receiving a denial notice of a death or dismemberment claim; or

(2)                      180 days after receiving a denial notice of a claim for any Extension of Death Benefit, Living Benefit or Accelerated Death Benefit available under the Policy.

To request a review, the claimant must send the Company a written request, and any written comments or other items to support the claim.  The claimant may review certain non-privileged information relating to the request for review.

Notice of Decision.  The Company will review the claim and send the claimant a written notice of its decision.  The notice will explain the reasons for the Company’s decision, under the terms of the Policy and any internal guidelines.  If the Company upholds the denial of all or part of the claim; then the notice will also describe:

(1)                      any further appeal procedures available under the Policy;

(2)                      the right to access relevant claim information; and

(3)                      the right to request a state insurance department review, or to bring legal action.

For a death or dismemberment claim, the notice will be sent within 60 days after the Company receives the request for review; or within 120 days, if a special case requires more time.  For a claim for any Extension of Death Benefit, Living Benefit or Accelerated Death Benefit available under the Policy, the notice will be sent within 45 days after the Company receives the request for review; or within 90 days, if a special case requires more time.

Delay Notice.  If the Company needs more time to process an appeal, in a special case; then it will send the claimant a written delay notice, by the 30th day after receiving the request for review.  The notice will explain:

(1)                      the special circumstances which require the delay;

(2)                      whether more information is needed to review the claim; and

(3)                      when a decision can be expected.

Exception:  If the Company needs more information from the claimant to process an appeal; then it must be supplied within 45 days after the Company requests it.  The resulting delay will not count towards the above time limits for appeal processing.

Claims Subject to ERISA (Employee Retirement Income Security Act of 1974).  Before bringing a civil legal action under the federal labor law known as ERISA, an employee benefit plan participant or beneficiary must exhaust available administrative remedies.  Under the Policy, the claimant must first seek two administrative reviews of the adverse claim decision, in accord with this section.  If an ERISA claimant brings legal action under Section 502(a) of ERISA after the required reviews; then the Company will waive any right to assert that he or she failed to exhaust administrative remedies.

RIGHT OF RECOVERY.  If benefits have been overpaid on any claim; then full reimbursement to the Company is required within 60 days.  If reimbursement is not made; then the Company has the right to:

(1)                      reduce future benefits until full reimbursement is made; and

(2)                      recover such overpayments from you, or from your Beneficiary or estate.

Such reimbursement is required whether the overpayment is due to fraud, the Company’s error in processing a claim, or any other reason.

LEGAL ACTIONS.  No legal action to recover any benefits may be brought until 60 days after the required written proof of claim has been given.  No such legal action may be brought more than three years after the date written proof of claim is required.

COMPANY’S DISCRETIONARY AUTHORITY.  Except for the functions that the Policy clearly reserves to the Group Policyholder or Employer, the Company has the authority to:

(1)                      manage the Policy and administer claims under it; and

(2)                      interpret the provisions and resolve questions arising under the Policy.

The Company’s authority includes (but is not limited to) the right to:

(1)                      establish and enforce procedures for administering the Policy and claims under it;

(2)                      determine your eligibility for insurance and entitlement to benefits;

(3)                      determine what information the Company reasonably requires to make such decisions; and

(4)                      resolve all matters when a claim review is requested.

Any decision the Company makes, in the exercise of its authority, shall be conclusive and binding; subject to your or your Beneficiary’s rights to:

(1)                      request a state insurance department review; or

(2)                      bring legal action.

CERTIFICATE AMENDMENT

TO BE ATTACHED TO THE CERTIFICATE FOR GROUP POLICY NO.:  000010006033

ISSUED TO:  Family Dollar Stores, Inc.

Your Certificate is amended by the addition of the following provisions.

PRIOR INSURANCE CREDIT UPON TRANSFER OF

LIFE INSURANCE CARRIERS

This provision prevents loss of life insurance coverage for you, which could otherwise occur solely because of a transfer of insurance carriers.  The Policy will provide the following Prior Insurance Credit, when it replaces a prior plan.

“Prior Plan” means a prior carrier’s group life insurance policy, which the Policy replaced within 1 day of the prior plan’s termination date.

FAILURE TO SATISFY ACTIVE WORK RULE.  Subject to payment of premiums, the Policy will provide life coverage if you:

(1)                      were insured under the prior plan on its termination date;

(2)                      were otherwise eligible under the Policy; but were not Actively-At-Work due to Injury or Sickness on its Effective Date;

(3)                      are not entitled to any extension of life insurance under the prior plan; and

(4)                      are not Totally Disabled (as defined in the Extension of Death Benefit section of the Policy) on the date the Policy takes effect.

AMOUNT OF LIFE INSURANCE.  Until you satisfy the Policy’s Active Work rule, the amount of your group life insurance under the Policy will not exceed the amount for which you were insured under the prior plan on its termination date.

This Amendment takes effect on your effective date of coverage under the Policy.  In all other respects, your Certificate remains the same.

Jefferson Pilot Financial Insurance Company

Officer of the Company

NOTICE CONCERNING COVERAGE LIMITATIONS AND EXCLUSIONS

UNDER THE NORTH CAROLINA LIFE AND HEALTH INSURANCE GUARANTY

ASSOCIATION ACT

Residents of this state who purchase life insurance, annuities or health insurance should know that the insurance companies licensed in this state to write these types of insurance are members of the North Carolina Life and Health Insurance Guaranty Association.  The purpose of this Association is to assure that policyholders will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations.  If this should happen, the Guaranty Association will assess its other member insurance companies for the money to pay the claims of insured persons who live in this state and, in some cases, to keep coverage in force.  The valuable extra protection provided by these insurers through the Guaranty Association is not unlimited, however.  And, as noted below, this protection is not a substitute for consumers’ care in selecting companies that are well-managed and financially stable.

The North Carolina Life and Health Insurance Guaranty Association may or may not provide coverage for this policy.  If coverage is provided, it may be subject to substantial limitations or exclusions, and require continued residency in North Carolina.  You should not rely on coverage by the North Carolina Life and Health Insurance Guaranty Association in selecting an insurance company or in selecting an insurance policy.

Coverage is NOT provided for your policy or any portion of it that is not guaranteed by the insurer or for which you have assumed the risk, such as a variable contract sold by prospectus.

Insurance companies or their agents are required by law to give or send you this notice.  However, insurance companies and their agents are prohibited by law from using the existence of the guaranty association to induce you to purchase any kind of insurance policy.

The North Carolina Life and Health Insurance Guaranty Association

Post Office Box #10218

Raleigh, North Carolina  27605-0218

North Carolina Department of Insurance, Consumer Division

Post Office Box #26387

Raleigh, North Carolina  27611

The state law that provides for this safety-net is called the North Carolina Life and Health Insurance Guaranty Association Act.  The following is a brief summary of this law’s coverages, exclusions and limits.  This summary does not cover all provisions of the law; nor does it in any way change anyone’s rights or obligations under the Act or the rights or obligations of the Guaranty Association.

COVERAGE.  Generally, individuals will be protected by the life and health insurance guaranty association if they live in this state and hold a life or health insurance contract, or an annuity, or if they are insured under a group insurance contract, issued by a member insurer.  The beneficiaries, payees or assignees of insured persons are protected as well, even if they live in another state.

EXCLUSIONS.  However, persons holding such policies are NOT protected by this Association if:

•                     they are eligible for protection under the laws of another state (this may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state);

•                     the insurer was not authorized to do business in this State;

•                     their policy was issued by an HMO, a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company or similar plan in which the policyholder is subject to future assessments, or by an insurance exchange.

The Association also does NOT provide coverage for:

•                     any policy or portion of a policy which is not guaranteed by the insurer or for which the individual has assumed the risk, such as a variable contract sold by prospectus;

•                     any policy of reinsurance (unless an assumption certificate was issued);

•                     interest rate yields that exceed the average rate specified by law;

•                     dividends;

•                     experience or other credits given in connection with the administration of a policy for a group contractholder;

•                     employers’ plans to the extent they are self-funded (that is, not insured by an insurance company, even if an insurance company administers them);

•                     unallocated annuity contracts (which give rights to group contractholders, not individuals), unless they fund a government lottery or a benefit plan of an employer, association or union, except that unallocated annuities issued to employee benefit plans protected by the Federal Pension Benefit Guaranty Corporation are not covered.

LIMITS ON AMOUNT OF COVERAGE.  The Act also limits the amount the Association is obligated to pay out.  The Association cannot pay more than what the insurance company would owe under a policy or contract.  Also, for any one individual, the Association will pay a maximum of $300,000 - no matter how many policies and contracts there were with the same company, even if they provided different types of coverages.  For any one group holder of an unallocated annuity contract, the association will pay a maximum of $5,000,000.

NOTICE OF PROHIBITIONS

UNDER NORTH CAROLINA GENERAL STATUTE SECTION 58-50-40, NO PERSON, EMPLOYER, PRINCIPAL, AGENT, TRUSTEE OR THIRD PARTY ADMINISTRATOR, WHO IS RESPONSIBLE FOR THE PAYMENT OF GROUP HEALTH OR LIFE INSURANCE OR HEALTH CARE PLAN PREMIUMS, SHALL:

(1)                CAUSE THE CANCELLATION OR NONRENEWAL OF GROUP HEALTH OR LIFE INSURANCE, HOSPITAL, MEDICAL OR DENTAL SERVICE CORPORATION PLAN, MULTIPLE EMPLOYER WELFARE ARRANGEMENT, OR HEALTH PLAN COVERAGES (AND THE CONSEQUENTIAL LOSS OF THE COVERAGES OF THE PERSONS INSURED) BY WILLFULLY FAILING TO PAY THOSE PREMIUMS IN ACCORDANCE WITH THE TERMS OF THE INSURANCE OR PLAN CONTRACT; AND

(2)                WILLFULLY FAIL TO DELIVER, AT LEAST 45 DAYS BEFORE THE TERMINATION OF SUCH COVERAGES, TO ALL PERSONS COVERED BY THE GROUP POLICY A WRITTEN NOTICE OF THE PERSON’S INTENTION TO STOP PAYMENT OF PREMIUMS.  THIS WRITTEN NOTICE MUST ALSO CONTAIN A NOTICE TO ALL PERSONS COVERED BY THE GROUP POLICY OF THEIR RIGHTS TO HEALTH INSURANCE CONVERSION POLICIES UNDER ARTICLE 53 OF CHAPTER 58 OF THE GENERAL STATUTES AND THEIR RIGHTS TO PURCHASE INDIVIDUAL POLICIES UNDER THE FEDERAL HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT AND UNDER ARTICLE 68 OF CHAPTER 58 OF THE GENERAL STATUES. VIOLATION OF THIS LAW IS A FELONY.  ANY PERSON VIOLATING THIS LAW IS ALSO SUBJECT TO A COURT ORDER REQUIRING THE PERSON TO COMPENSATE PERSONS INSURED FOR EXPENSES OR LOSSES INCURRED AS A RESULT OF THE TERMINATION OF THE INSURANCE.

SUMMARY PLAN DESCRIPTION

The following information together with your group insurance certificate issued to you by Jefferson Pilot Financial Insurance Company of Omaha, Nebraska, is the Summary Plan Description required by the Employee Retirement Income Security Act of 1974 to be distributed to participants in the Plan.  This Summary Plan Description is only intended to provide an outline of the Plan’s benefits.  The Plan Document will govern if there is any discrepancy between the information contained in this Description and the Plan.

The name of the Plan is:  Group Life and Accidental Death and Dismemberment Insurance for Employees of Family Dollar Stores, Inc..

The name, address and ZIP code of the Sponsor of the Plan is:  Family Dollar Stores, Inc., 10301 Monroe Road, Matthews, NC, 28206.

Employer Identification Number (EIN): 56-0942963	IRS Plan Number: 501

The name, business address, ZIP code and business telephone number of the Plan Administrator is:  Family Dollar Stores, Inc., 10301 Monroe Road, Matthews, NC, 28206, (800) 547-0359.

The Plan Administrator is responsible for the administration of the Plan and is the designated agent for the service of legal process for the Plan.  Functions performed by the Plan Administrator include:  the receipt and deposit of contributions, maintenance of records of Plan participants, authorization and payment of Plan administrative expenses, selection of the insurance consultant, selection of the insurance carrier and assisting Jefferson Pilot Financial Insurance Company. Jefferson Pilot Financial Insurance Company has the sole discretionary authority to determine eligibility and to administer claims in accord with its interpretation of policy provisions, on the Plan Administrator’s behalf.

Type of Administration.  The Plan is administered directly by the Plan Administrator with benefits provided in accordance with provisions of the group insurance policy issued by Jefferson Pilot Financial Insurance Company whose Home Office address is 8801 Indian Hills Drive, Omaha, Nebraska.

Type of Plan.  The benefits provided under the Plan are:  Group Life and Accidental Death and Dismemberment Insurance benefits.

Type of Funding Arrangement:  Jefferson Pilot Financial Insurance Company.

All employees are given a Certificate of Group Insurance which contains a detailed description of the Benefits.  The Certificate also contains the Schedule of Insurance which includes the amount of Personal Life insurance, AD&D Principal Sum, Dependent Life amounts (if any), Waiting Period and age reduction information.  If your Booklet, Certificate or Schedule of Insurance has been misplaced, you may obtain a copy from the Plan Administrator at no charge.

Eligibility.  Full-time employees working at least 30 hours per week.

Employees become eligible on the day they complete their waiting period.

Contributions.  You are not required to make contributions for Personal Life Insurance and AD&D Insurance.

The Plan’s year ends on:  December 31st of each year.

The name and section of relevant Collective Bargaining Agreements:  None

The name, title and address of each Plan Trustee:  None

Loss of Benefits.  The Plan Administrator may terminate the policy, or subject to Jefferson Pilot Financial Insurance Company’s approval, may modify, amend or change the provisions, terms and conditions of the policy.  Coverage will also terminate if the premiums are not paid when due.  No consent of any Insured Person or any other person referred to in the policy will be required to terminate, modify, amend or change the policy.  See your Plan Administrator to determine what, if any, arrangements may be made to continue your coverage beyond the date you cease active work.

Claims Procedures.  You may obtain claim forms and instructions for filing claims from the Plan Administrator or from the Home Office of Jefferson Pilot Financial Insurance Company.  To expedite the processing of your claim, instructions on the claim form should be followed carefully; be sure all questions are answered fully.  In accordance with ERISA, Jefferson Pilot Financial Insurance Company will send you or your beneficiary a written notice of its claim decision within:

•                                    90 days after receiving the first proof of a death or dismemberment claim (180 days under special circumstances);

•                                    45 days after receiving the first proof of a claim for any Extension of Death Benefit or Accelerated Death Benefit, if available under the Policy (105 days under special circumstances).

If a claim is partially or wholly denied, this written notice will explain the reason(s) for denial, how a review of the decision may be requested, and whether more information is needed to support the claim.  You, or another person on your behalf, may request a review of the claim by making a written request to Jefferson Pilot Financial Insurance Company within:

•                                    60 days after receiving a denial notice of a death or dismemberment claim;

•                                    180 days after receiving a denial notice of a claim for any Extension of Death Benefit or Accelerated Death Benefit, if available under the Policy.

This written request for review should state the reasons why you feel the claim should not have been denied and should include any additional documentation to support your claim.  You may also submit for consideration additional questions or comments you feel are appropriate, and you may review certain non-privileged information relating to the request for review.  Jefferson Pilot Financial Insurance Company will make a full and fair review of the claim and provide a final written decision to you or your beneficiary within:

•                                    60 days after receiving the request for a review of a death or dismemberment claim (120 days under special circumstances);

•                                    45 days after receiving the request for review of a claim for any Extension of Death Benefit or Accelerated Death Benefit, if available under the Policy (90 days under special circumstances).

If more information is needed to resolve a claim, the information must be supplied within 45 days after requested.  Any resulting delay will not count toward the above time limits for claims or appeals processing.  Please refer to your certificate of insurance for more information about how to file a claim, how to appeal a denied claim, and for details regarding the claims procedures.

Statement of ERISA Rights

The following statement of ERISA rights is required by federal law and regulation.  As a participant in this plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA).  ERISA provides that all Plan participants shall be entitled to:

Receive Information About Your Plan and Benefits.  Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as work sites and union halls, all documents governing the plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series), if any, filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series), if any, and updated summary plan description. The administrator may make a reasonable charge for copies.

Receive a summary of the plan’s annual financial report if the plan covers 100 or more participants.  The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries.  In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries.  No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights.  If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a Federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.  If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.  If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions.  If you have any questions about your plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

PRIVACY PRACTICES NOTICE

The Jefferson Pilot Financial companies* are concerned about your privacy.  In order to issue and service high quality financial products and services, we collect personal information about you.  We do not sell your information to third parties, and we disclose your personal information only as necessary to provide the products and services you expect from a financial services leader.  This summary of our practices is provided for your information.  You do not need to take any action as a result of this notice, but you do have certain rights as describe below.

Collecting Information.  To conduct our business, we may collect nonpublic personal information about you from:

•                  applications or other forms, such as name, address, Social Security number, assets and income, employment status and dependent information;

•                  your transactions with us, our affiliates, or with others, such as account activity, payment history, and products and services purchased;

•                  consumer reporting agencies, such as credit relationships and credit history.  These agencies may retain their reports and share them with others who use their services;

•                  other individuals, businesses and agencies, such as motor vehicle reports, and medical and demographic information; and

•                  visitors to our websites, such as information from on-line forms, site visitorship data and on-line information collecting devices commonly called “cookies.”

We do not collect medical or health information, nor do we request financial information from consumer reporting agencies, on our mutual fund and brokerage consumers.

How We Treat the Information.  Within Jefferson Pilot Financial we restrict access to nonpublic personal information about you to those employees who need to know that information to provide our products or services or to otherwise conduct our business, including actuarial or research studies.  We maintain physical, electronic, and procedural safeguards that comply with federal and state regulations to safeguard all your nonpublic personal information.  We may also disclose all of the information described above to third parties with which we contract for services.  We contractually require these third parties to protect your information.  Examples of these third parties are:

•                  financial service providers, such as third party administrators, broker-dealers, insurance agents and brokers, investment companies, registered representatives, investment advisors, companies that perform marketing services on our behalf or on behalf of Jefferson Pilot Financial and another financial institution, or to other financial institutions with whom we have joint marketing agreements; and

•                  non-financial companies and individuals, such as our consultants and vendors and the Medical Information Bureau.

In addition, we may disclose your nonpublic personal information to medical care institutions or medical professionals, insurance regulatory authorities, law enforcement or other government authorities, or to affiliated or nonaffiliated third parties as reasonably necessary to conduct our business or as otherwise permitted by law.

Our privacy procedures apply even after you stop having any customer relationship with Jefferson Pilot Financial.

We retain the right to use ideas, concepts, know-how, or techniques contained in any nonpublic personal information you provide to us for our own purposes, including developing and marketing products and services.

We do not disclose to our affiliates any information we receive about you from a consumer reporting agency.

We do not disclose your nonpublic personal information to third parties except as necessary to provide you our products and services.  You do have the right to review the personal information about you relating to any insurance or annuity product issued by us that we can reasonably locate and retrieve.  You also can request that we correct, amend or delete any inaccurate information.  If you wish to do this, please write Attn: Privacy Inquiry, to the address you normally use for your correspondence with us.  If you don’t have that address, write to:  Jefferson Pilot Financial, Attn: Client Services Department-Privacy, P.O. Box 21008, Greensboro, NC 27420, describe the information you wish to see and enclose payment for our $25.00 handling fee.

*This Notice applies for the following Jefferson Pilot Financial companies:

Allied Professional Advisors, Inc.	Jefferson Pilot LifeAmerica Insurance Company	Jefferson Pilot Variable Corporation
Hampshire Funding, Inc.	Jefferson-Pilot Life Insurance Company	Polaris Advisory Services, Inc.
Jefferson Pilot Securities Corporation	Jefferson Pilot Financial Insurance Company	Westfield Assigned Benefits Company